EXHIBIT 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-35245, 333-55838, 333-116528 and 333-137273) of Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), relating to the 1997 Incentive Plan of the Company, and the Registration Statements on Form S-3 (Registration Nos. 333-142345 and 333-142346 and 333-159237) of the Company (collectively, the “Registration Statements”) of information contained in our reserve report that is summarized as of December 31, 2008 in our summary letter dated March 10, 2009 relating to the oil and gas reserves and revenue, as of December 31, 2008, of certain interests of the Company.

We hereby consent to all references to such reports, letters and/or to this firm in each of the Registration Statements and each Prospectus to which any such Registration Statement relates, and further consent to our being named as an expert in each of the Registration Statements and each Prospectus to which any such Registration Statement relates.

/s/Ryder Scott Company, LP
RYDER SCOTT COMPANY, L.P.

Houston, Texas
August 14, 2009